TECHMEDIA ADVERTISING, INC.
(formerly Ultra Care, Inc.)
999 Third Avenue, Suite 3800
Seattle, WA  98104

Symbol: TECM- OTCBB

News Release

NAME CHANGE AND FORWARD STOCK SPLIT

February 19, 2009

Singapore – TechMedia Advertising, Inc. (OTCBB: TECM) (the “Company”) (formerly Ultra Care, Inc.) is pleased to announce that it has changed its name to TechMedia Advertising, Inc. effective February 17, 2009 with the Nevada Secretary of State’s office.  In addition, effective February 17, 2009, the Company has effected a twenty-two (22) for one (1) forward stock split of its authorized and issued and outstanding common stock.  As a result, the Company’s authorized capital has increased from 50,000,000 shares of common stock with a par value of $0.001 to 1,100,000,000 shares of common stock with a par value of $0.001, and correspondingly its issued and outstanding capital increases from 1,960,000 shares of common stock to 43,120,000 shares of common stock.

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on February 17, 2009 under the new stock symbol “TECM”.  The Company’s new CUSIP number is 878342 104.

On behalf of the Board of Directors,

TechMedia Advertising, Inc.

Alan Goh
President and Director

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding TechMedia Advertising, Inc., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where TechMedia Advertising, Inc. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. TechMedia Advertising, Inc. does not undertake any obligation to update any forward looking statement, except as required under applicable law.